Pricing Supplement No.             c04-0127
Pricing Supplement Dated:          January 27, 2004
Rule 424(b)(3)
File No.                           333-106272
(To Prospectus Supplement Dated September 22, 2003 and
Prospectus Dated June 30, 2003)
$5,000,000,000
Citigroup Global Markets Holdings Inc.
Retail Medium-Term Notes, Series C
Due Nine Months or More From Date of Issue
Trade Date:                        January 27, 2004
Issue Date:                        January 30, 2004
Form of Note:                      Global/Book-Entry Only
Calculation Agent:                 Citibank
Purchasing Agent: Citigroup, acting as principal




Minimum Denominations/Increments:  $1,000

Settlement Date:                   January 30, 2004

Following Business Day Convention


--------------------------------------------------------------
CUSIP:                             17307XBL4
Aggregate Principal Amount:        USD 4,382,000.00
Price to Public:                   100%
Concession:                        1.0000%
Net Proceeds to Issuer:            USD 4,338,180.00
Interest Rate (per annum):         3.2500%
Coupon Type:                       FIXED
Interest Payment Frequency:        Semiannual
First Interest Payment Date:       July 15, 2004
Maturity Date:                     January 15, 2009
Survivor's Option:                 Yes
Product Ranking:                   Senior Unsecured
Redemption Information:            Not Callable





--------------------------------------------------------------
CUSIP:                             17307XBM2
Aggregate Principal Amount:        USD 1,739,000.00
Price to Public:                   100%
Concession:                        1.5000%
Net Proceeds to Issuer:            USD 1,712,915.00
Interest Rate (per annum):         4.6000%
Coupon Type:                       FIXED
Interest Payment Frequency:        Quarterly
First Interest Payment Date:       April 15, 2004
Maturity Date:                     January 15, 2014
Survivor's Option:                 Yes
Product Ranking:                   Senior Unsecured
Redemption Information:            Subject to redemption
at the option of Citigroup Global Markets Holdings Inc.,
in whole or in part, on Interest Payment Dates, beginning January 15, 2006, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in
the Prospectus Supplement.
--------------------------------------------------------------
CUSIP:                             17307XBN0
Aggregate Principal Amount:        USD 1,269,000.00
Price to Public:                   100%
Concession:                        2.0000%
Net Proceeds to Issuer:            USD 1,243,620.00
Interest Rate (per annum):         4.7500%
Coupon Type:                       STEP-UP
Interest Payment Frequency:        Semiannual
First Interest Payment Date:       July 15, 2004
Maturity Date:                     January 15, 2019
Survivor's Option:                 Yes
Product Ranking:                   Senior Unsecured
Redemption Information:            Subject to redemption
at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning January 15, 2007, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.

Other Info:
Coupon steps-up from 4.75% (yrs 1-5) to 5.50% (yrs 6-10)
to 5.875% (yrs 11-15)
--------------------------------------------------------------
CUSIP:                             17307XBP5
Aggregate Principal Amount:        USD 7,573,000.00
Price to Public:                   100%
Concession:                        2.5000%
Net Proceeds to Issuer:            USD 7,383,675.00
Interest Rate (per annum):         5.2500%
Coupon Type:                       FIXED
Interest Payment Frequency:        Monthly
First Interest Payment Date:       February 15, 2004
Maturity Date:                     January 15, 2024
Survivor's Option:                 Yes
Product Ranking:                   Senior Unsecured
Redemption Information:            Subject to redemption
at the option of Citigroup Global Markets Holdings Inc., in whole or in part, on Interest Payment Dates, beginning January 15, 2008, at a redemption price equal to 100% of the principal amount of the note plus accrued interest thereon, if any, upon prior notice to DTC's nominee as holder of the note, and to the Trustee, as described in the Prospectus Supplement.